Supply and License Agreement

This Agreement is made and entered into as of April 16, 2003, (“Effective Date”) by and between Wintegra, Inc., a Delaware corporation with its principal place of business located at 7200 North MoPac Expressway, Suite 270, Austin, Texas 78731, Wintegra Ltd., a company incorporated under the laws of Israel with its principal place of business located at 6 Hamasger St. P.O. Box 3048, 43653 Ra’anana Israel (Wintegra, Inc. and Wintegra, Ltd shall be referred to as "Wintegra" or “Licensor”) and Texas Instruments Incorporated, a Delaware corporation with its principal place of business located at 12500 TI Boulevard, Dallas, Texas, 75243 (“TI” or “Licensee”)(collectively, the “Parties,” or individually, each a “Party”).

Whereas, the Parties will enter into a separate agreement entitled “Co-Marketing and Software License Agreement” to jointly market the High Density Solution (as defined below),

Whereas, Wintegra acknowledges that TI, as a supplier of TI chipsets in a High Density Solution, and its customers using a High Density Solution are critically dependent on a continuity of supply of Wintegra software and chips, and that TI and such customers could suffer material damage due to any lack of supply of Wintegra Products (as defined below),

Whereas, the Parties acknowledge that customer supply problems regarding Wintegra Products should be addressed and solved directly by Wintegra, but in certain circumstances after Wintegra has been provided reasonable opportunity, as described in this Agreement, to remedy breaches in supply but has been unable to do so, TI shall have the right to independently develop, manufacture or have manufactured, distribute, and support Wintegra products or products having the same or similar functionality as the Wintegra portions of the High Density Solution, and

NOW, THEREFORE, the Parties agree that the consideration each Party is providing is adequate, and in consideration of the foregoing premises and the mutual promises and covenants set forth below, TI and Wintegra mutually agree as follows:

1.	Definitions

“Acquiring Party” shall mean a third party who acquires Wintegra Inc. or Wintegra Ltd. upon the effective date of a Change of Control (as defined below).

“Change of Control” shall mean: (a) when any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) shall come to own, directly or indirectly, beneficially or of record, voting securities representing more than fifty percent (50%) of the total voting power of Wintegra; (b) Wintegra becomes a Subsidiary (as defined below) of a third party; or (c) Wintegra sells all or substantially all of its assets to a third party, or sells all or substantially all of its assets comprising or relating to Wintegra Products to a third party.

“Derivative Product(s)” shall mean successor versions of the Wintegra Winpath 777 chip, including the, WIN770, WIN737, and WIN707, as well as other versions that could or would typically be used as part of a High Density Solution.

“Escrow Materials” shall mean any and all technical information, whether in the form of drawings, schematics, layouts, plans, architectures, tools, mathematical models, data, formulae, algorithms, methods, guidelines, practices, prototypes, tests and reports, as well as all computer software, including source code, firmware, and hardware or other documents which are reasonably necessary for TI to manufacture, use, and maintain the Wintegra Chips, Licensed Software, Wintegra Products, TI High Density Chips, and TI High Density Solution without any assistance provided by Wintegra or its successor.

The Escrow Materials shall include, at a minimum, the following:

[†]

“Fabrication Source(s)” shall mean any third party entity that Wintegra contracts to manufacture, package, or test Wintegra Products.

“High Density Solution” shall mean a solution comprised of (i) Wintegra Chips (as defined below) and (ii) Licensed Software (as defined below), and (iii) a TI TNETV3000/3010 chipset or a TI 64x chipset (including multi-core derivatives) and derivatives of those chipsets. The Parties agree that such High Density Solution may be incorporated into a variety of products, including, but not limited to DSLAM, DLC, CMTS, RAS, Packet-based Class 4 Switch, Packet-based Class 5 Switch, and wireless infrastructure products.

“Licensed Software” shall mean those computer programs and instructions listed in Appendix 1 in Object Code or Source Code and associated documentation. Licensed Software includes all Updates, Upgrades, translations, compilations, or other software delivered to TI by Wintegra.

“Mutual Customer(s)” shall mean customers or potential customer of the High Density Solution that (i) are listed in Appendix 5, or (ii) that the Parties agree in written communications (including e-mail correspondence) shall be Mutual Customers. For a customer to be deemed a Mutual Customer under (ii), such written communication must be signed or acknowledged via e-mail by the CEO of Wintegra and the TI Voice Over Packet General Manager , or such Manager’s supervisor.

[†]  Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

“Significant Customer(s) shall mean those Mutual Customers to whom TI has offered certain assurances as part of a written agreement between TI and the Significant Customer regarding the continuous supply of Wintegra Chips and the Licensed Software, or reasonable substitutes thereof. Significant Customers shall be listed in Appendix 5, which is attached and incorporated by reference. Appendix 5 may be amended or updated upon mutual agreement between TI and Wintegra.

“Subsidiary” shall mean a corporation, company or other entity (a) fifty percent (50%) or more of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, or (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but at least fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto.

“TI High Density Chip(s)” shall mean chipsets, integrated circuits, or core logic developed by or for TI using the Escrow Materials, which would replace and/or upgrade Wintegra Chips. For clarification purposes, "TI High Density Chip" shall not mean the TI TNETV3000/3010 chipset or TI 64x chipset.

“TI High Density Solution” shall mean a solution that will perform similar or identical functions as the Wintegra Chips and Licensed Software, and is comprised of (i) object code software developed using all or portions of the source code portions of the Escrow Materials (and shall not include source code versions of the Escrow Materials) and (ii) TI High Density Chips.

“Updates” shall mean new versions of the Licensed Software or Modifications made available by Wintegra to its existing customers of the Licensed Software that contains bug fixes/and or minor enhancements or improvements, but does not contain significant new features.

“Upgrades” shall mean new versions of the Licenses Software or Modifications made available by Wintegra to its existing customers of the Licensed Software that contains major enhancements and new features.

“Wintegra Chips” shall means the WinPath 777 chip described in Appendix 1 and Derivative Products.

“Wintegra Products” shall means Wintegra’s Winpath solution that (i) contains the Licensed Software and (ii) Winpath 777 chip and/or Derivative Products developed by or for Wintegra and manufactured by Wintegra’s Fabrication Source.

2.	Wintegra’s Obligation to Ensure Continuous Supply of Wintegra Products

The Parties acknowledge that they share the common goal of ensuring that Mutual Customers have a continuous supply of Wintegra Products. Wintegra agrees to use its best efforts to ensure that the supply of Wintegra Products to Mutual Customers is timely and remains uninterrupted. TI agrees that the needs of the Parties’ Mutual Customers are best served if Wintegra communicates directly with Mutual Customers on Wintegra Product supply issues. TI agrees to facilitate discussions between Wintegra and Mutual Customers regarding Wintegra Product supply issues. Wintegra further agrees that, if, despite such discussions with Mutual Customers, it is unable to timely and adequately meet the supply needs of Mutual Customers, Wintegra will use its best efforts, working diligently with TI and all relevant third parties, to enable TI to design, manufacture or have manufactured, distribute, modify, and support Wintegra Products, Licensed Software, Wintegra Chips, TI High Density Chips, and/or an TI High Density Solution. At a minimum, Wintegra will perform the obligations specifically set forth in this Agreement so as to attain these goals.

3.	Agreement from Wintegra’s Fabrication Sources

Wintegra warrants that within thirty (30) days of the Effective Date of this Agreement, all of its Fabrication Sources have executed an agreement with Wintegra and TI in the form of Appendix 2. If, during the term of the Agreement, Wintegra changes or adds Fabrication Sources, Wintegra shall (i) notify TI in writing as soon as practicable and (ii) require such new Fabrication Source(s) to sign such agreement with Wintegra and TI, and shall use best efforts to obtain the new Fabrication Source’s signature within fourteen (14) days after such new Fabrication Source commences work for Wintegra.

4.	Escrow Deposit

Within seven (7) days after (i) TI establishes an escrow account with the escrow agent, (ii) the delivery of each Update or Upgrade by Wintegra to TI under the terms of the Parties’ Co-Marketing and Software License Agreement, and (iii) general release of a Derivative Product, Wintegra shall deposit the then most current version of the Escrow Materials with an escrow agent selected by the Parties. Such deposits shall be made in accordance with an escrow agreement substantially in the form of the agreement attached as Appendix 3 (the “Escrow Agreement”) to be entered into between the Parties and the escrow agent. TI shall bear any costs of the escrow or of the escrow agent.

5.	Licenses

TI High Density Solution

Subject to Section 8, Wintegra hereby grants TI a worldwide, non-exclusive, non-transferable license under all such necessary and applicable Wintegra intellectual property (including but not limited to copyright, patent, mask works, trade secret rights and know-how), to, upon the occurrence of a Release Condition described in Appendix 4 (“Release Condition”), (i) make copies, prepare derivative works, display, and use the Escrow Materials for the purpose of designing, developing, making, having made, and supporting a TI High Density Solution, TI High Density Chips, and derivatives of the Licensed Software (this includes permission for TI or its contractor to emulate the electrical characteristics and performance of the Wintegra Product or Wintegra Chip) and (ii) sell, offer to sell, and otherwise distribute or transfer TI High Density Solutions, TI High Density Chips, Licensed Software, and derivatives of the Licensed Software to TI customers and TI distributors.

Notwithstanding the foregoing, if the sole Release Condition that occurs is Release Condition B (Change of Control of Wintegra), then TI agrees that its development of a TI High Density Chip shall be limited to a chip that has the same or similar functionality as the Wintegra Chips, but shall not contain features that are significant upgrades from the Wintegra Chips.

Wintegra Product

Subject to Section 8, Wintegra hereby grants TI a worldwide, non-exclusive, non-transferable license under all such necessary and applicable Wintegra intellectual property (including but not limited to copyright, patent, mask works, trade secret rights, and know-how) to, upon the occurrence of a Release Condition, (i) make copies, prepare derivative works, display, and use the Escrow Materials for the purpose of supporting Wintegra Products, Wintegra Chips, and the Licensed Software, and managing the manufacture of Wintegra Chips at Wintegra’s Fabrication Sources; and (ii) sell, offer to sell, and otherwise distribute or transfer Wintegra Products, and Wintegra Chips to TI customers and TI distributors.

6.	Notification of Release Condition

Wintegra agrees to notify TI in writing (i) immediately upon the occurrence of any of the Release Conditions described in Appendix 4 and (ii) as soon as practicable when Wintegra receives information that a Release Condition is likely to occur. Such notice shall be made in accordance with Article 15 entitled “Notices” in this Agreement with a copy to the person named below and shall detail the alleged Release Condition or potential Release Condition.

General Manager, TI Voice Over Packet General Manager
20450 Century Blvd.
Germantown, MD 20874

TI agrees that prior to requesting release of the Escrow Materials, it will notify Wintegra in writing at least seven (7) days prior of such release request and will use good faith, reasonable efforts to work with Wintegra in a timely manner to find a mutually agreeable alternative to TI obtaining the Escrow Materials and exercising the licenses granted in this Agreement.

The parties agree that the issuance by Wintegra of an End of Life notification (“EOL”) in accordance with legitimate business considerations and Wintegra’s standard EOL policies, shall not, in and of itself, constitute a Release Condition (for example, a legitimate business consideration would be i) minimal customer demand for the Wintegra Product, or ii) transition to next-generation product. Wintegra’s exiting of a viable market would not be a legitimate business consideration). Wintegra agrees that a standard EOL would include a minimum of [†] written notice to TI and [†] written notice to the customer of such EOL event and an opportunity for the customer to make a purchase of Wintegra Products subject to such EOL.

7.	Requirements upon Occurrence of Release Condition

If any of the Release Conditions specified in Appendix 4 of this Agreement occur, and, despite each Parties’ good faith efforts to negotiate an alternative to the release of the Escrow Materials, the Parties are unable to reach such an agreement, then:

a. Wintegra will use best efforts to work with TI, all Fabrication Sources, and the Acquiring Party (if relevant) to ensure that the Fabrication Sources supply TI, TI’s contractors, or TI’s distributors with the Wintegra Chips on terms as least as favorable as the terms in the supply agreement Wintegra has entered into with each Fabrication Source for Wintegra Products.

b. Immediately upon request by TI, Wintegra shall physically transfer the reticles that are used to make the Wintegra Products to TI or any other third party identified by TI

c. Wintegra shall arrange for the employees below to assist TI in implementing the development, manufacture, distribution, and support of products as described in this Agreement, and shall allocate such employees’ other responsibilities in a manner that will allow such employees to assist TI in a timely manner. If such employees are not available, Wintegra shall arrange for persons with comparable experience and knowledge to assist TI.

Manufacturing: [†]
Software: [†]
Software: [†].

d. TI shall be entitled to notify the escrow agent in writing (with a copy to Wintegra) of such Release Condition. The escrow agent shall notify Wintegra of TI’s notification and shall release the Escrow Materials subject to the terms of this Agreement and the Escrow Agreement. Wintegra agrees it shall not challenge the escrow agent’s release of the Escrow Materials. If Wintegra believe that, contrary to TI’s notification to the escrow agent, a Release Condition has not occurred, Wintegra will nevertheless permit the release of the Escrow Materials, but may challenge the occurrence of a Release Condition through arbitration as described in the Escrow Agreement. During the period between the release of the Escrow Materials and decision of the arbitrator(s) (the “Interim Period”), TI shall pay Wintegra [†] of the Profits (as defined in Section 8 below) from TI’s sale of the TI High Density Chip or Wintegra Chip during the Interim Period. If the arbitrator(s) determines that a Release Condition did indeed occur, TI will continue supplying its customers as described in this Agreement, and will receive [†] for the amounts [†]. If the arbitrator(s) determines that the Release Condition did not occur, TI will return the Escrow Materials to the escrow agent, and Wintegra will resume supplying Mutual Customers directly.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

8.	Royalties and Joint Ownership Buy-Out

For purposes of this section and section 7, “Profits" shall be defined as [†]. In the event that the “TI High Density Chip” is integrated into a chipset, integrated circuit, or DSP that includes functionality in addition to the TI High Density Chip functionality, then, for purposes of determining the Profits generated from the TI High Density Chip, [†].

[†]

8.1 Wintegra’s Insolvency. If a Release Condition described in Appendix 4, Part A (Insolvency) occurs, and TI desires to exercise the licenses granted in Section 5 of this Agreement, TI shall pay Wintegra [†], calculated in the following manner, beginning from the date of the Release Condition:

For thirty-six (36) months after the Release Condition - [†]

Thirty-seven (37) months through forty-eight (48) months - [†]

After forty-eight months - [†]

Notwithstanding the foregoing, if a Release Condition described in Appendix 4, Part A occurs, TI shall [†]

8.2 Other Release Conditions. If any other Release Condition described in Appendix 4, occurs (Change of Control, Force Majeure, Unexcused Failure to Timely Supply), and TI desires to exercise the licenses granted in Section 5 of this Agreement, TI shall TI shall pay Wintegra [†], calculated in the following manner, beginning from the date of the Release Condition:

For thirty-six (36) months after the Release Condition - [†]

Thirty-seven (37) months through seventy-two (72) months - [†]

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Seventy-three (73) months and beyond - [†]

9.	Customer Pricing, Licensing, and Support

a.  If the Release Condition that occurs is a force majeure event and TI chooses to distribute Wintegra Products to certain customers, TI will honor any pricing commitment that Wintegra has made to such customers, or negotiate another agreement with the customer. TI shall be not be obligated to assume the rights and obligations of Wintegra under Wintegra’s agreements with such Mutual Customers.

b.  Upon release of the Escrow Materials, TI may, at TI’s sole option, assume Wintegra’s rights and obligations under all or some of Wintegra’s customer contracts, or TI may enter into new contracts with such customers. Wintegra agrees to execute any and all documents necessary to give full effect to such assumption of rights and obligations.

c.  Upon release of the Escrow Materials, at TI’s option, TI shall subcontract Wintegra to continue to supply support to Mutual Customers.

10.	Title

Title to the Escrow Materials, including all copies thereof, shall be in and remain with Wintegra. TI shall own all right, title and interest to the intellectual property rights (including, but not limited to mask works rights, copyrights, trade secret, and patent rights) in derivatives works of the Escrow Materials resulting from TI’s work with and contribution of TI intellectual property to such Escrow Materials, subject to Wintegra’s ownership of the underlying Escrow Materials. TI shall maintain title to all software, hardware and other intellectual property belonging to TI before the Effective Date, and any original software, hardware or other intellectual property independently developed by TI after the Effective Date and incorporated in or added to the Escrow Materials, and may use such software, hardware or other intellectual property without restriction when not combined with the Escrowed Materials.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

11.	Confidentiality

11.1	Confidentiality Terms

During the course of the Term of this Agreement, either Party ("Disclosing Party") may disclose certain Confidential Information to the other Party ("Receiving Party"). “Confidential Information” may include any data or information, oral, or written, that relates to either Party’s (or, if either Party is bound to protect the confidentiality of any other person’s information, such other person’s) past, present, or future research, development, technology, products, personnel, or business activities, including, but not limited to, any unannounced products, software, and services, and including any information relating to services or the technology, developments, inventions, software, expertise, processes, trade secrets, filed patents, know how, Source Code, plans, financial information, customer and supplier lists, forecasts, and projections. The Parties agree that all information a Party desires to be deemed Confidential Information shall be conspicuously marked or otherwise identified as Confidential Information of the Disclosing Party at the time of disclosure or, if disclosed in an intangible form, shall be followed by a writing identifying the information as confidential within thirty (30) days of first disclosure thereof. Confidential Information includes the terms of this Agreement (except as set forth herein), and any material considered confidential under any NDA signed between the Parties prior to entering this Agreement. The Party receiving any such Confidential Information shall treat such Confidential Information as confidential and proprietary of the Disclosing Party for a period of five (5) years from first receipt thereof and for this term shall not use, disclose, or otherwise exploit any Confidential Information for any purpose not expressly contemplated by this Agreement. Each Party shall require each of their employees, independent contractors, agents or representatives who have access to the Confidential Information to execute a written confidentiality agreement containing terms substantially similar to those set forth in this Agreement or shall have form employee or consultant agreements and procedures to ensure their execution where these agreement are reasonably protective of confidential information according to software industry standard practices.

Notwithstanding the foregoing, Confidential Information is deemed not to include information that:

(i)	is publicly available or in the public domain at the time that information disclosed;
(ii)	is or becomes publicly available or enters the public domain through no fault of the Party receiving such information;
(iii)	is rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto where confidential obligations were not placed on recipient;
(iv)
is already, at the time of disclosure, in the recipient’s possession and free of any confidentiality obligations with respect thereto (excluding, however, any copies of the Licensed Software that may be in TI’s possession or provided to TI prior to the date of this Agreement);

(v)	is independently developed by the recipient without use of any Confidential Information, and such independent development can be shown by recipient; or
(vi)	is approved for release or disclosure by the disclosing Party without restriction.

The Parties agree that if the Escrow Materials are released, the above confidentiality terms shall apply.

11.2	Disclosure of Terms of this Agreement to Certain TI Customers

Notwithstanding the confidentiality terms in this Agreement, the Parties agree that the other Party has the right to disclose the terms of this Agreement (this includes the right to provide a copy of a fully executed version of this Agreement), except for (i) Appendix 5 (“Significant Customers”), (ii) Section 8 (iii) names listed in Section 7(c), (iv) royalty amounts in Section 7(d) and (v) the competitor list in Appendix 4.B.1, to any potential customer of the High Density Solution, if such potential customer has inquired into the possibility of Wintegra’s inability to maintain a continuous supply of Wintegra Chips and/or Licensed Software and if the disclosing Party has the prior written approval from the nondisclosing Party. Approval by the nondisclosing Party shall not be unreasonably withheld or delayed. TI and Wintegra each have the right to make press announcements regarding the Agreement, as long as written approval from the other Party has been obtained. Such prior approval shall not be unreasonably withheld or delayed.

11.3	Pending/Potential TI Projects

Wintegra acknowledges that (i) TI is has worked, may be working on, and may continue to work on developing technology that is similar to, that competes with, or replaces any or all of the technology embodied in the Escrow Materials; and (ii) TI may continue to develop such technology in the future. Nothing in this Agreement shall be construed as precluding TI from proceeding with any such development or distribution now or in the future, or from implementing and distributing such technology developed in the past. Nothing in this Agreement shall prevent TI from using information in non-tangible form that may be retained in the unaided memories of persons who have had access to the Escrow Materials, including ideas, concepts, know-how or techniques contained therein (“Residuals”). TI shall have no obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals, except as may arise under valid patents, copyrights or trademarks.

12.	Warranties

12.1	Warranty of Non-Infringement

Wintegra warrants that: (i) the Escrow Materials, Wintegra Products, Wintegra Chips, and Licensed Software do not violate any third party trade secrets, mask works rights, or copyrights, (ii) as of the Effective Date of this Agreement, Wintegra is not aware of any potential or actual third party patent claim on the Escrow Materials, Wintegra Products, Wintegra Chips, or Licensed Software, and (iii) no additional royalties, except those described below, will be due from TI to any third parties for the use or distribution of the Escrow Materials, Wintegra Products, Wintegra Chips, Licensed Software as described in this Agreement.

Wintegra agrees to, within [†] from the Effective Date of this Agreement, secure from [†] and [†] the right to sublicense to TI (on terms at least as favorable as the licensing terms in this agreement) such third party intellectual property rights necessary for TI to exercise all licenses granted in this Agreement. Any royalties due to such third parties shall reduce TI’s Profits as defined in Section 8. If a Release Condition occurs and Wintegra has not secured TI such rights, then Wintegra agrees to pay any license fees due to such third parties that are necessary for TI to exercise all licenses granted in this Agreement.

12.2	Warranty of Title.

Wintegra represents and warrants that it has sufficient right, title, and interest in the Escrow Materials and Licensed Software to license them to TI as set forth in this Agreement.

12.3	Warranty regarding Escrow Materials.

Wintegra represents and warrants that the materials included in the Escrow Materials are adequate for a semiconductor manufacturer like TI to manufacture, modify, use, and maintain the Wintegra Chips, Licensed Software, Wintegra Products, TI High Density Chips, and TI High Density Solution without any assistance provided by Wintegra or its successor.

THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

NO WARRANTY SHALL APPLY TO THE EXTENT DEFECTS, FAILURES, DAMAGE, OR LOSS RESULTING FROM CORRECTIONS, REPAIRS OR SERVICE ARE NECESSITATED BY:

(A) TI’S OR THE ULTIMATE USER’S SYSTEM, OTHER EQUIPMENT OR ITS USE;
(B) ANY ACT OR OMISSION BY ANYONE OTHER THAN WINTEGRA OR ITS CONTRACTORS;
(C) POWER SHORTAGES, IRREGULARITIES, OR FAILURES; OR

(D) MODIFICATION OF THE LICENSED SOFTWARE BY ANYONE OTHER THAN WINTEGRA.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

13.	Indemnity

Wintegra will defend any claim, suit, or proceeding brought against TI and will pay any damages or court costs , or [†], to the extent such claim, suit, or proceeding is based on an allegation that the Escrow Materials, Wintegra Products, Wintegra Chips, or Licensed Software, or the use or distribution thereof in accordance with this Agreement, [†] infringes [†] any duly issued patent, copyright, mask works right, or other intellectual property right, provided that TI (i) promptly notifies Wintegra of such claim, suit, or proceeding, (ii) gives Wintegra all applicable evidence in TI’s possession, custody, or control, and (iii) gives Wintegra reasonable assistance in and sole control of the defense thereof and all negotiations for its settlement or compromise.

14.	Limitation of Liability

14.1	TI

EXCEPT FOR TI’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 11 AND TI’S OBLIGATIONS DESCRIBED IN SECTION 5 (LICENSES), [†] (WHERE FOR PURPOSES OF CALCULATING TI’S LIABILITY MAXIMUM TI SHALL BE CREDITED [†].
EXCEPT FOR TI’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 11 AND TI’S OBLIGATIONS DESCRIBED IN SECTION 5, IN NO EVENT WILL TI BE LIABLE TO WINTEGRA FOR ANY INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT TI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT, THE LICENSED SOFTWARE, ESCROW MATERIALS, WINTEGRA PRODUCTS, OR WINTEGRA CHIPS, OR TI’S USE OF THOSE MATERIALS. EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, COST OF REMOVAL OR REINSTALLATION, OUTSIDE COMPUTER TIME, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LABOR COSTS, LOSS OF DATA, LOSS OF GOODWILL, LOSS OF PROFITS, LOSS OF SAVINGS, OR LOSS OF USE OR INTERRUPTION OF BUSINESS. IN NO EVENT SHALL TI BE LIABLE FOR ANY SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES FOR ANY REASON.

14.2	WINTEGRA

EXCEPT FOR THE EXCEPTIONS DESCRIBED BELOW, WINTEGRA’S TOTAL LIABILITY HEREUNDER [†]
EXCEPT FOR THE EXCEPTIONS DESCRIBED BELOW, WINTEGRA SHALL NOT BE LIABLE TO TI FOR ANY INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT WINTEGRA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT, THE LICENSED SOFTWARE, ESCROW MATERIALS, WINTEGRA PRODUCTS, OR WINTEGRA CHIPS, OR TI’S USE OF THOSE MATERIALS. EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, COST OF REMOVAL OR REINSTALLATION, OUTSIDE COMPUTER TIME, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LABOR COSTS, LOSS OF DATA, LOSS OF GOODWILL, LOSS OF PROFITS, LOSS OF SAVINGS, OR LOSS OF USE OR INTERRUPTION OF BUSINESS. IN NO EVENT SHALL WINTEGRA BE LIABLE FOR ANY SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES FOR ANY REASON.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

THE FOREGOING LIMITATIONS OF LIABILITY ON WINTEGRA SHALL NOT APPLY (i) TO WINTEGRA’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 11, (ii) TO TI’S EXPENSES AND DAMAGES INCURRED IN ATTEMPTING TO GAIN ACCESS TO THE ESCROWED MATERIALS, (a) IF WINTEGRA OR AN ACQUIRING COMPANY DENIES TI ACCESS TO THE ESCROW MATERIALS, DESPITE THE OCCURRENCE OF A RELEASE CONDITION, OR (b) IF WINTEGRA OR AN ACQUIRING COMPANY FAILS TO FULFILL ITS OBLIGATIONS UNDER SECTION 7 (REQUIREMENTS UPON OCCURRENCE OF RELEASE CONDITION).

EACH PARTY AGREES THAT THE FOREGOING LIMITATIONS ON LIABILITY ARE ESSENTIAL ELEMENTS OF THE PARTIES’ BASIS OF THE BARGAIN AND THAT WITHOUT SUCH LIMITATIONS, THE MATERIAL AND ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

15.	Notices.

Any notice required or authorized in this Agreement shall be given in writing by recognized overnight express service or personal delivery addressed to the other Party as specified below, or such other address as may be requested in writing by the Party to be notified:

Wintegra:	Texas Instruments:

Wintegra, Inc.	Texas Instruments Incorporated
7200 N. MoPac Expressway	12500 TI Boulevard, M/S 8650
Suite 270	Dallas, Texas 75243
Austin, Texas 78731	Attention: Vice President,
Attention: Trey Oprendek	Broadband Communications Group

Copy to:
Law Department – General Counsel
7839 Churchill Way, M/S 3999
Dallas, Texas 75251
FAX: 972-917-4418

16.	Term, Termination, and Survival

16.1.	Term and Termination

The term of this Agreement shall commence on the Effective Date and shall continue for [†] . [†] after the Effective Date (such first [†] shall be the “Initial Term”), either Party may terminate this Agreement [†] advance written notice to the other party.

The Parties agree that Wintegra shall be prohibited from terminating this Agreement (even for TI’s material breach or even if the Initial Term has expired) with respect to a Significant Customer until TI’s obligations to such Significant Customer regarding the Wintegra Chips and Licensed Software, or reasonable substitutes thereof, have been met or have expired. Wintegra’s inability to terminate shall not preclude Wintegra from seeking recovery for proper damages under this Agreement.

Any termination of this Agreement shall not affect the rights of TI’s sublicensees and rights of TI customers that are in existence at the time of termination shall survive such termination.

Notwithstanding the foregoing, TI is also entitled to immediately terminate this Agreement upon Wintegra’s assignment or transfer of this Agreement without TI’s written consent except as provided herein, and Wintegra is also entitled to immediately terminate this Agreement upon TI’s assignment or transfer of this Agreement without Wintegra’s written consent except as provided herein.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

16.3	Survival

The following Sections will survive any expiration or earlier termination of this Agreement : 1 (Definitions), 3 (Agreement from Wintegra’s Fabrication Sources) (if a Release Condition has occurred before the expiration or termination of this Agreement), 5 (Licenses)(if a Release Condition has occurred before the expiration or termination of this Agreement), 7 (Requirements upon Occurrence of Release Condition), 8 (Royalties and Joint Ownership Buy-out), 10 (Title), 11 (Confidentiality), 12 (Warranties), 13 (Indemnity), 14 (Limitation of Liability), 15 (Notices) 16 (Term, Termination and Survival), and 17 (General Provisions).

In the event of expiration or termination prior to occurrence of a Release Condition and as soon as Appendix 5 contains no Significant Customers, the Escrow Materials will be released to Wintegra.

17.	General Provisions

17.1	Choice of Law

This Agreement will be governed by and interpreted in accordance with the laws of the State of Texas, without reference to its conflict of laws principles. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, or by the Uniform Computer Information Transactions Act (UCITA). The Parties agree that non-exclusive jurisdiction for any dispute arising out of or relating to this Agreement lies within courts located in the State of Texas. Notwithstanding the foregoing, any judgment may be enforced in any United States or foreign court, and either Party may seek injunctive relief in any United States or foreign court.

17.2	Waiver

No delay, omission, or failure to exercise any right or remedy provided herein shall be deemed to be a waiver thereof or an acquiescence in the event giving rise to such right or remedy, but every such right or remedy may be exercised, from time to time; as may be deemed expedient by the Party exercising such remedy or right.

17.3	Taxes

Each Party shall be solely responsible for any sales, use, service or other tax levied or incurred on account of the Agreement or the activities hereunder, except for tax based upon the net income of the other Party. If royalties are payable by TI, Wintegra shall notify TI of the identity of the payee entity.

17.4	Invalidity

If any provision herein is too broad in any respect to permit the full enforcement thereof, then such provision shall be limited only so far as it is necessary to allow conformance to the law, and as so limited shall be deemed a part hereof herein. If any invalid provision may not be so limited, such provision shall be deleted from the Agreement, but the remaining provisions shall remain in full force and effect.

17.5	Assignment

Neither this Agreement or any of TI’s rights and obligations granted herein may be assigned or transferred by TI, whether voluntarily or by operation of law, without the prior written permission of Wintegra. Neither this Agreement or any of Wintegra’s rights and obligations granted herein may be assigned or transferred by Wintegra, whether voluntarily or by operation of law, without the prior written permission of TI.

17.6	Export

It is expressly agreed by the Parties that the delivery and distribution of the Escow Materials in accordance with this Agreement shall be subject to all applicable export controls imposed or administered by any agency of the U.S. Government which may impose such controls, including but not limited to the export of technical data, equipment, software and know-how. Both Parties agree not to directly or indirectly export any Escrowed Materials, including, but not limited to software or technical data/documentation without first obtaining the required U.S. Government export license(s). If a Party intends to export software to another country other than the U.S., such Party shall determine whether an export license is required and, if so, obtain that license from the U.S. Government.

Each Party shall indemnify the other Party from any loss or liability due to the violating Party’s failure to comply with export regulations. Wintegra shall notify TI of any export restrictions of which it is aware, and shall use good faith, commercially reasonable efforts to classify and monitor the export control duties for the Licensed Software.

17.7	Integration

This Agreement and the parties’ Co-Marketing and Software License Agreement are the complete and exclusive agreement between the Parties with regard to the subject matter hereof and supersedes the prior discussions, negotiations and memoranda related hereto. Any purchase order or acknowledgment or invoice issued for the software, documentation, or services provided hereunder shall be for the sole purposes of administrative convenience. The Parties agree that this Agreement and the Co-Marketing and Software License Agreement shall be interpreted in a consistent manner, and in the event of a conflict, this Agreement shall govern.

17.8	Appendices

Attached hereto and incorporated herein by this reference are the following appendices:

Appendix 1: Description of Licensed Software and Wintegra Chips
Appendix 2: Agreement with Fabrication Sources
Appendix 3: Escrow Agreement
Appendix 4: Release Conditions
Appendix 5: Significant Customers

17.9	Counterparts

This Agreement may be executed in multiple original counterparts, each of which will be an original, but all of which taken together shall constitute one and the same document.

Wintegra Incorporated	Texas Instruments Incorporated

Name: /s/ Kobi Ben-Zvi	Name: /s/ John C. Lundgren
(Signature)	(Signature)

Name: Kobi Ben-Zvi	Name: John C. Lundgren
(Print)	(Print)

Title: CEO	Title: VP & Assistant General Counsel

Date: 4/17/03	Date: 4/15/03

Appendix 1
Description of Licensed Software

A.	Licensed Software (all Licensed Software will be provided to TI in Source Code):

[†]

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Atlanta • Boston • Chicago • Dallas • San Diego • San Francisco • Toronto
For More Information Call: (800) 962-0652 or Visit Us At www.dsiescrow.com or www.ironmountain.com

Appendix 2
Agreement with Fabrication Sources

This Agreement is made and entered into as of _______the (“Effective Date”) by and between Wintegra, Inc., a _________corporation with its principal place of business at 7200 North MoPac Expressway, Suite 270, Austin, Texas 78731, and _________, a ________corporation with its principal place of business at __________(“Fabrication Source”).

Whereas, Fabrication Source and Wintegra have an existing agreement for Fabrication Source to manufacture _________, [INSERT LANGUAGE THAT WOULD IDENTIFY THE PRODUCT FOR THE FAB];

Whereas, Fabrication Source acknowledges that circumstances may occur that require Texas Instruments Incorporated (“TI”) with its principal place of business at 12500 TI Boulevard, Dallas, Texas, 75243, to assume management of Fabrication Source’s manufacture of _____for TI customers.

Wintegra or its successor and/or TI shall provide Fabrication Source with a notice from from such parties’ escrow agent that indicated that Escrow Materials have been released. Upon receiving such notification, Fabrication Source will enter into an agreement with TI for the manufacture of _______, and such agreement will contain terms as least as favorable as those terms provided to Wintegra.

Wintegra, Inc.	Fabrication Source

Name:	Name:
(Signature)	(Signature)

Name:	Name:
(Print)	(Print)

Title:	Title:

Date:	Date:

Texas Instruments Incorporated

Name:
(Signature)

Name:
(Print)

Title:

Date:

Atlanta • Boston • Chicago • Dallas • San Diego • San Francisco • Toronto
For More Information Call: (800) 962-0652 or Visit Us At www.dsiescrow.com or www.ironmountain.com

Appendix 3

Master Preferred Agreement

Master Preferred offers the flexibility of a modifiable contract combined with a high level of protection for both the depositor and the beneficiary. It allows for additional parties to accept contract conditions with a one-page addendum. It provides frequent correspondence between DSI and all parties to the agreement. The depositor and beneficiary will receive signed confirmations from DSI that every deposit has been inspected; an account history report to notify them of the status of the escrow; and ongoing monitoring services to ensure compliance of contract terms.

Purpose
DSI’s Master Preferred Agreement is generally used when:
•	Both parties agree that a high level of escrow protection is needed.
•	The depositor or the beneficiary wants to establish an escrow contract that is executed once, defining the company’s preferred terms.
•	The depositor has multiple products to be licensed independently by various beneficiaries.
•	Both parties want to reduce the time spent on negotiating the basic terms and conditions of the escrow agreement.
•	Clients want to avoid setup costs when adding beneficiaries or depositors to their escrow account.

Features
Master Preferred customers benefit from these unique features:
•	One agreement ensures consistency for all escrow requirements.
•	Additional parties accept contract conditions with a one-page form.
•	Tailored release conditions.
•	Modification of terms for unique requirements.
•	Written notification detailing the contents of the initial deposit and each update.
•	Semiannual account histories listing all deposit activity.
•	DSI direct billing to beneficiary.
•	Technical verification options.
•	Audit trail of deposit created through inspection, date stamping of all deposit materials.
•	Deposit inspection with signed receipt for all parties.

Atlanta • Boston • Chicago • Dallas • San Diego • San Francisco • Toronto
For More Information Call: (800) 962-0652 or Visit Us At www.dsiescrow.com or www.ironmountain.com

MASTER PREFERRED ESCROW AGREEMENT

Master Number  9918

This agreement “Agreement” is effective _____________, 20____ among DSI Technology Escrow Services, Inc. (“DSI”), WINTEGRA LTD. (acting on behalf of its affiliates and parent company Wintegra Inc. and referred to herein as (“Depositor”) and any additional party signing the Acceptance Form attached to this Agreement (“Preferred Beneficiary”), who collectively may be referred to in this Agreement as the parties (“Parties”).

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, escrow agreement and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as “the License Agreement”).

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE 1 -- DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, including the signing of the Acceptance Form, and Exhibit D naming the Deposit Account, Depositor shall deliver to DSI the proprietary technology and other materials (“Deposit Materials”) required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.

1.3 Escrow Account Name Identification. Subject to this Section 1, and at the time Depositor makes the initial deposit with DSI in accordance with Section 1.2 above, Depositor shall complete and sign Exhibit D naming the initial account upon which the Deposit Materials are written or stored. Any new deposits referencing new account names made subsequent to the signing of this Agreement, intended by the Depositor to be held in a separate account and maintained separately from the initial account, but made a part of this Agreement, shall be provided for by the Depositor on Exhibit E, and Exhibit E shall be signed by the Depositor and DSI.

1.4 Acceptance of Deposit. When DSI receives the Deposit Materials, DSI will conduct a deposit inspection. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will (a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI’s acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary’s notice that the Deposit Materials have been received and accepted by DSI. Other than DSI’s inspection of the Deposit Materials, DSI shall have no obligation to the accuracy, completeness, functionality, performance or non-performance of the Deposit Materials.

1.5 Depositor’s Representations. Depositor represents as follows:

a.	Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

b.	With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

c.	Any liens or encumbrances on the Deposit Materials will not prohibit, limit, or alter the rights and obligations of DSI under this Agreement;

d.	The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit A, as the case may be; and

e.	The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. Upon receipt of a written request from Preferred Beneficiary, DSI and Preferred Beneficiary may enter into a separate proposal agreement pursuant to which DSI will agree, upon certain terms and conditions, to inspect the Deposit Materials for the purpose of verifying its accuracy, completeness, sufficiency and quality (“Verification Proposal Agreement”). Depositor shall reasonably cooperate with DSI by providing its facilities, computer software systems, and technical and support personnel for verification whenever reasonably necessary. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI’s election, an independent contractor or company selected by DSI which has executed a non-disclosure and confidentiality agreement that is approved by Depositor, may perform the verification.

1.7 Deposit Updates. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within sixty (60) days of each release of a new version of the product, which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8 Storage and Removal of Deposit Materials. DSI shall act as custodian of the Deposit Materials until the escrow is terminated pursuant to Article 5 of this Agreement, and shall not permit any person access to the Deposit Materials except as necessary to perform under this Agreement. DSI shall establish, under its control, a secure receptacle for the purpose of storing the Deposit Materials. The Deposit Materials shall remain the exclusive property of the Depositor, subject only to the licenses provided in this Agreement. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement. Access to the Deposit Materials shall not be granted without compliance with all established security and identification procedures instituted by DSI.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. DSI shall not divulge, disclose or otherwise make available the Deposit Materials to any parties other than those persons duly authorized in writing by the competent officer of Depositor, except as provided in this Agreement. Except as provided in this Agreement or any subsequent agreement between the Parties, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the terms of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal including, but not limited to, notices delivered pursuant to 7.6 below.

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history semi-annually.

ARTICLE 3 -- RIGHT TO MAKE COPIES

3.1 Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed. Any copying expenses incurred by DSI as a result of a request to copy will be borne by the party requesting the copies. Alternatively, DSI may notify Depositor requiring its reasonable cooperation in promptly copying the Deposit Materials in order for DSI to perform this Agreement.

ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, “Release Condition” shall mean the following:

a.	a receiver is appointed for either Depositor or its property;
b.	Depositor makes a general assignment for the benefit of its creditors;
c.	Depositor commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within sixty (60) days; or
Depositor is liquidated, dissolved or ceases to do business without a suitable successor.

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Within five (5) business days of receipt of a written notice, DSI shall provide a copy of the notice to Depositor. DSI will promptly notify the Parties unless DSI acknowledges or discovers independently, or through the Parties, its need for additional documentation or information in order to comply with this section. Such need for additional documentation or information may extend the time period for DSI’s performance under this section.

4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have twenty (20) business days to deliver to DSI contrary instructions (“Contrary Instructions”). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Section 7.4. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.4; or (c) order from a court of competent jurisdiction.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expenses will be chargeable to Preferred Beneficiary. Upon any such release, the escrow arrangement will terminate as it relates to the Depositor and Preferred Beneficiary involved in the release.

4.5 Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

4.6 Notices. All notices in this Article 4 shall be delivered to Depositor by overnight courier, at the expense of Depositor.

ARTICLE 5 -- TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one (1) year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) DSI instructs Depositor and Preferred Beneficiary in writing ninety (90) days after its renewal date that the Agreement is terminated for nonpayment in accordance with Section 5.2; (c) Depositor or Preferred Beneficiary notifies DSI in writing that it is terminated in accordance with the terms of the License Agreement; or (d) DSI reserves the right to terminate this Agreement, for any reason, other than nonpayment, by providing Depositor and Preferred Beneficiary sixty (60) days written notice of its intent to terminate this Agreement. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of the Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one (1) month of the date of such notice, then at any time thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor’s instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

a.	Depositor’s Representations (Section 1.5);

b.	The obligations of confidentiality with respect to the Deposit Materials;

c.	The obligation to pay DSI any fees and expenses due;

d.	The provisions of Article 7; and

e.	Any provisions in this Agreement which specifically state they survive the termination of this Agreement.

ARTICLE 6 -- DSI’S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI’s fees at least sixty (60) days prior to any increase in fees. For any service not listed on DSI’s standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service, including release of any Deposit Materials under Article 4, unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.

ARTICLE 7 -- LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney’s fees and other liabilities (“Liabilities”) incurred by DSI relating in any way to this escrow arrangement except where it is adjudged that DSI acted with gross negligence or willful misconduct.

7.3 Limitation of Liability. In no event will DSI be liable for any incidental, indirect, special, exemplary, punitive or consequential damages, including, but not limited to, damages (including loss of data, revenue, and/or profits) costs or expenses (including legal fees and expenses), whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement; and in no event shall the collective liability of DSI exceed ten times the fees paid under this Agreement. The foregoing limitation of liability does not apply with respect to any acts of gross negligence, personal injury claims, property damage claims (excluding the Deposit), or intellectual property infringement (“Exclusions”). With the exception of the Exclusions, DSI shall in no event be liable for any incidental, punitive, special, indirect or consequential damages.

7.4 Dispute Resolution. Unless otherwise agreed by Depositor and Preferred Beneficiary, any dispute relating to or arising from this Agreement shall be submitted to, and settled by arbitration by a single arbitrator chosen by the San Diego Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, the arbitrator shall apply New York law. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address. If, however, Depositor and/or Preferred Beneficiary refuses to submit to arbitration, the matter shall not be submitted to arbitration and DSI may submit the matter to any court of competent jurisdiction. Any costs of arbitration incurred by DSI, including reasonable attorney’s fees and costs, shall be divided equally and paid by Depositor and Preferred Beneficiary.

7.5 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of New York, without regard to its conflict of law provisions.

7.6 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction, which may direct DSI to take, or refrain from taking any action, that party shall:

a.	Give DSI at least five (5) business days prior notice of the hearing;

b.
Include in any such order that, as a precondition to DSI’s obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

c.
Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

ARTICLE 8 -- GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes the Acceptance Form and Exhibits A, B, C, D and E described herein, embodies the entire understanding among all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI’s only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement and its Exhibits. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary, Exhibit C need not be signed by any party, Exhibit D need not be signed by Preferred Beneficiary or DSI and the Acceptance Form need only be signed by the parties identified therein.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses and fax numbers specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Any correctly addressed notice or last known address of the other parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities by mail, through messenger or commercial express delivery services. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail, and a copy sent by fax.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 Waiver. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

8.6 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

8.7 Attorney’s Fees. In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks declaration of any rights or obligations under this Agreement, the prevailing party who has proven in court by court decree, judgment or arbitrator’s decision that the other party has materially breached its representation and/or warranty under this Agreement shall be awarded reasonable attorneys’ fees, together with any costs and expenses, to resolve the dispute and to enforce final judgement.

8.8 No Third Party Rights. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the parties hereto.

8.9 Authority to Sign. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement.

8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Wintegra Ltd. ________________________________________________	DSI Technology Escrow Services, Inc.
Depositor

By: /s/	By: /s/

Name: Kobi Ben-Zvi	Name: FRANK A. BRUNO

Title: CEO	Title: REGIONAL SALES MANAGER

Date: 24.06.03	Date: 7/10/03

Appendix 4
Release Conditions

Each of the following occurrences shall constitute a “Release Condition”:

A. Wintegra’s Insolvency.

Either Wintegra, Inc. or Wintegra Ltd. (i) make an assignment for the benefit of creditors; (ii) commences, or has commenced against it proceedings under any bankruptcy, insolvency, or debtor’s relief law; (iii) has a receiver, trustee, or liquidator appointed; (iv) institutes any proceedings for liquidation, dissolution, or winding up; or (v) becomes unable to pay its debts as they mature, and, if (i), (ii), or (iii) occur, such condition remains for sixty (60) days.

B. Change of Control of Wintegra:

1. The Acquiring Party of Wintegra Inc. or Wintegra Ltd. is one of the entities below, or an Affiliate (as defined below) of or successor to, one of the following entites:

[†]

Any other entity in the same category that TI, in good faith at its reasonable discretion, adds by amendment to this Agreement. A determination of TI’s good faith in this context shall consider whether such company is a competitor of TI in the high density solution arena.

For the purposes of this Appendix, an Affiliate shall mean any company or entity owned directly or indirectly by one of the entities above, and such above entity owns more than fifty percent (50%) of the stock with entitlement to vote for directors or persons performing a function similar to that of directors.

or

2. The Acquiring Party of Wintegra Inc. or Wintegra Ltd. is not the Affiliate of or successor to an entity set forth above, but following a Change of Control of Wintegra, the Acquiring Party does not provide TI within thirty (30) days after the effective date of the Change of Control a written and binding assurance as set forth below (the “Acquiring Party Agreement”) that it will cause Wintegra Inc. or Wintegra Ltd. (as the case may be) to continue to perform its obligations under this Agreement.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

C. Force Majeure.

Wintegra becomes (i) unable to maintain a Timely and Acceptable Supply of Wintegra Products for TI customers due to strikes, riots, fires, explosions, acts of God, war, governmental action or any other cause that is beyond the reasonable control of Wintegra. For purposes of this Appendix, a “Timely and Acceptable Supply of Wintegra Products” means delivery of Wintegra Product which substantially meets the specifications set forth in Appendix 1 of this Agreement to the TI customer within fourteen (14) weeks of such customer placing an order and (ii) fails to submit an acceptable cure plan to TI within twenty (20) days of the occurrence of such force majeure event and diligently follow such cure plan to completion.

D. Unexcused Failure to Timely Supply

Wintegra (i) fails to deliver Wintegra Products to Mutual Customers within fourteen (14) weeks of order placement, (ii) such failure or delay cannot be attributable to a reasonable business justification (an example of a reasonable business justifications include industry-wide capacity constraints from suppliers, fabrication sources, and test vendors), and (iii) the Parties, after good faith negotiation, are unable to reach an agreement regarding how to address such Wintegra’s supply delays and failure.

Acquiring Party Agreement

_______________________, a ______________ corporation, with a principal place of business at ___________________________ (herein “Acquiring Party”), represents that it has read the “Supply and License Agreement” and “Co-Marketing and Software License Agreement” (“Agreements”) executed between Wintegra Inc. (“Wintegra”) and Texas Instruments Incorporated (“TI”) with an effective dates of _______, and agrees that it shall cause Wintegra or its successor to comply with the Agreements. Acquiring Party acknowledges that pursuant to the terms of such Agreements, if Wintegra or its successor fails to maintain a timely supply of Wintegra Products (as defined in the Supply and License Agreement), such failure shall constitute a Release Condition as described in the Supply and License Agreement. Acquiring Party further acknowledges that, with respect to delivery of the High Density Solution (as defined in the Supply and License Agreement), time is of the essence, and customers typically require the product within fourteen (14) weeks of an order. Acquiring Party agrees that in the event that Wintegra or its successor breaches the Agreement after TI receives this assurance, and TI establishes that this assurance was given by Acquiring Party in order to deny TI the ability to exercise its right to obtain release of the Escrow Materials as set forth in the Agreement, Acquiring Party shall be liable to TI for all damages, without limitation, suffered by TI as a result of such breach.

By:

Name:

Title:

Date:

Appendix 5
Mutual Customers
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Significant Customers
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